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                                                                EXHIBIT (13)(p)


                                The PNC(R) Fund
                               Appendix C to the
                        Transfer Agency Agreement dated
                             as of October 4, 1989



                 The Fund desires to retain the Transfer Agent to serve as the Fund's transfer agent, registrar and dividend disbursing agent with respect to Shares, par value $.001 per Share, of the additional Portfolios listed below ("Additional Portfolios") and the Transfer Agent is willing to furnish such services.

                 The Additional Portfolios are as follows:

                 -        Government Income Portfolio
                 -        International Emerging Markets Portfolio
                 -        International Fixed Income Portfolio
                 -        Virginia Municipal Money Market Portfolio
                 -        New Jersey Municipal Money Market Portfolio
                 -        New Jersey Tax-Free Income Portfolio
                 -        Core Fixed Income Portfolio
                 -        Multi-Sector Mortgage Securities Portfolio III



Agreed to and accepted as of


____________________________, 1996


The PNC(R) Fund

By:
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PFPC Inc.

By:
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